Exhibit 10.2

REVOLVING CREDIT NOTE

Lender: Royal Bank of Canada	New York, New York
Principal Amount: $5,000,000	April 3, 2007

FOR VALUE RECEIVED, the undersigned, Knology, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Credit Agreement (as defined below).

The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in Dollars to Credit Suisse, acting through one or more of its branches (“CS”), as Administrative Agent and Collateral Agent, at Eleven Madison Avenue, New York, New York 10010, in immediately available funds.

This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of March 14, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuers party thereto, Credit Suisse, acting through one or more of its branches, as Administrative Agent and Collateral Agent for the Lenders and Issuers, Jefferies & Company, Inc., as syndication agent and Royal Bank of Canada, as documentation agent. Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time the outstanding Principal Amount set forth above and the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is entitled to the benefits of the Guaranty and is secured as provided in the Collateral Documents.

i

Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

THIS NOTE AND THE OTHER REVOLVING CREDIT NOTES ISSUED PURSUANT TO THE CREDIT AGREEMENT REPLACES THOSE “REVOLVING CREDIT NOTES” ISSUED PURSUANT TO THE EXISTING FIRST LIEN CREDIT AGREEMENT. THIS NOTE IS NOT INTENDED AS A NOVATION OR SUBSTITUTION OF THE ORIGINAL OBLIGATIONS OF THE BORROWER.

[SIGNATURE PAGES FOLLOW]

ii

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

KNOLOGY, INC.

By:	/s/ Rodger L. Johnson
Name:	Rodger L. Johnson
Title:	President & CEO